                                                                  EXHIBIT 10.4.1



                       AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT, dated as of August 30, 1999 (this "Amendment"), to that certain Employment Agreement, dated as of November 1, 1995, (the "Agreement") by and between CENTURY SOUTH BANKS, INC. ("CSBI"), a corporation organized and existing under the laws of the State of Georgia, and JAMES A. FAULKNER ("Employee"), a resident of the State of Georgia.

                                    RECITALS

     CSBI and Employee (collectively, the "Parties") recite and declare:

     A.  The Parties have heretofore entered into the Agreement.

     B.  The Parties desire to further amend the Agreement as set forth below.

     C. All capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Agreement.

                                   SECTION I
                             AMENDMENT OF SECTION 1

     Section 1 of the Agreement is hereby amended to delete in its entirety the provision of Section 1 and substitute, in lieu thereof, the following new
Section 1 as follows:

     1. Employment and Duties. CSBI hereby employs Employee to serve in the following capacities for the periods indicated:

         1.1 For the period beginning on November 1, 1995 through and including December 31, 1999, as Vice-Chairman and Chief Executive Officer of CSBI and to perform such duties and responsibilities as customarily performed by persons acting in such capacity. During such period, Employee will devote his full time and efforts to his duties hereunder;

         1.2 For the period beginning on January 1, 2000 and ending on December 31, 2005, as Vice-Chairman of CSBI and to serve as chairman of the Executive Committee of the Board of Directors of CSBI primarily involved in mergers and acquisitions and as a member of the board of directors of up to five of CSBI's bank subsidiaries, such number to be mutually agreed upon by the Parties. During such period, Employee will devote approximately 50% of his normal business hours to his duties hereunder; and

         1.3 For the period beginning on January 1, 2006 and ending December 31, 2011, it is contemplated that Employee will serve in the capacity comparable to current Vice-Chairman, J. Russell Ivie, with the specific role and capacity to be determined by CSBI's Board of Directors on or before September 30, 2005. Notwithstanding Employee's ultimate capacity during such period, Company will pay to Employee not less than $100,000 per annum and such benefits comparable to that currently received by Vice-Chairman Ivie. During such period, Employee will devote approximately 5.0% of his normal business hours to his duties hereunder.

                                   SECTION II
                             AMENDMENT OF SECTION 2

     Section 2 of the Agreement is hereby amended to delete in its entirety the provision of Section 2 and substitute, in lieu thereof, the following new
Section 2 as follows:

     Subject to the provisions of Section 14 of this Agreement, the period of Employee's employment under this Agreement shall be deemed to have commenced as of November 1, 1995, and shall end December 31, 2011, unless the Employee dies before the end of such period, in which case the period of employment shall continue until the end of the month of such death.

                                  SECTION III
                         AMENDMENT OF SECTIONS 3 and 5

     Sections 3 and 5 of the Agreement are hereby amended to provide that the compensation and benefits to be provided to Employee by CSBI shall be as follows:

     COMPENSATION

     (i) For the period from January 1, 2000 to December 31, 2000 - $250,000 per annum to be paid in 24 twice monthly payments on the fifteenth and last day of each month hereunder;

     (ii) For the period from January 1, 2001 to December 31, 2005 - $200,000 per annum to be paid in 24 twice monthly payments on the fifteenth and last day of each month hereunder; and

     (iii) For the period from January 1, 2006 to December 31, 2011 an amount not less than $100,000 per annum to be paid in 24 twice monthly payments on the fifteenth and last day of each month hereunder.

     BENEFITS:

     Employee benefits remain identical to those provided to Employee in July 1999. Further, CSBI will provide a suitable furnished and functioning office in Dahlonega, Georgia or at such other location as the parties agree for Employee for the period beginning January 1, 2000 and ending December 31, 2011.

                                   SECTION IV
                     AMENDMENT TO REFERENCES IN SECTION 13

     The firm and address reference associated with Thomas O. Powell, Esquire shall be changed to Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Bank of America Plaza, Atlanta, Georgia 30308 -2216. The address associated with Employee shall be changed to ____________________, Dawsonville, Georgia _______.

                                   SECTION V
                            EFFECT OF THIS AMENDMENT

     Except as expressly modified by this Amendment, the Parties ratify and confirm the Agreement in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.


ATTEST:                                                   "CSBI"

                                                          CENTURY SOUTH BANKS, INC.

By: /s/ Susan J. Anderson                                  /s/ Joseph W. Evans
   ------------------------------                         ----------------------------
   Its: Senior Vice President                             Joseph W. Evans, President
        and Corporate Secretary

           (CORPORATE SEAL)

WITNESS:                                                  "Employee"


/s/ Haroleta L. Campbell                                   /s/ James A. Faulkner
------------------------                                   ----------------------------
Haroleta L. Campbell                                       James A. Faulkner



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